Exhibit 23

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
Foot Locker, Inc.:

We consent to the incorporation by reference in the following registration statements of Foot Locker, Inc. and subsidiaries of our reports dated March 31, 2008, with respect to the consolidated balance sheets of Foot Locker, Inc. and subsidiaries as of February 2, 2008 and February 3, 2007, and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended February 2, 2008, and the effectiveness of internal control over financial reporting as of February 2, 2008, which reports appear in the February 2, 2008 annual report on Form 10-K of Foot Locker, Inc. and subsidiaries.

          Form S-8 No. 33-10783

          Form S-8 No. 33-91888

          Form S-8 No. 33-91886

          Form S-8 No. 33-97832

          Form S-8 No. 333-07215

          Form S-8 No. 333-21131

          Form S-8 No. 333-62425

          Form S-8 No. 333-33120

          Form S-8 No. 333-41056

          Form S-8 No. 333-41058

          Form S-8 No. 333-74688

          Form S-8 No. 333-99829

          Form S-8 No. 333-111222

          Form S-8 No. 333-121515

          Form S-8 No. 333-144044

          Form S-8 No. 333-149803

          Form S-3 No. 33-43334

          Form S-3 No. 33-86300

          Form S-3 No. 333-64930

Our report on the consolidated financial statements refers to the adoption of Financial Accounting Standards Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” Statement of Financial Accounting Standards (“SFAS”) No. 123 (R), “Share-Based Payment,” SFAS No. 151, “Inventory Costs – An Amendment of ARB No. 43, Chapter 4,”and SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans – An Amendment of FASB Statements No. 87, 88, 106, and 132(R),” as well as a change in Foot Locker, Inc.’s method for quantifying errors based on SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”

New York, New York
March 31, 2008

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